Mesa Energy Announces Filing of Form S-4 Registration Statement Related to Definitive Agreement for Business Combination with Armada Oil

Dallas, TX (November 30, 2012) Mesa Energy Holdings, Inc. (OTCQB: MSEH) (“Mesa Energy”) today announced that Armada Oil, Inc. (OTCQB: AOIL) (“Armada Oil”) has filed a Form S-4 Registration Statement with the U.S. Securities and Exchange Commission ("SEC") relating to its proposed business combination with Mesa Energy. The Form S-4 contains proxy material related to the required approval of the transaction by Mesa Energy shareholders. Once the Form S-4 has been declared effective by the SEC, proxy material will be forwarded and voting will begin. The transaction is expected to close early in the first quarter of 2013. Post-closing, shareholders of Mesa Energy will own approximately 62% of the combined company’s common stock. The stock will trade under Armada Oil’s ticker symbol, “AOIL”.

“Filing of the Form S-4 is a significant step forward in completing the proposed business combination with Armada Oil. We encourage our shareholders to review the proxy statement included in the Form S-4 and to be prepared to vote in favor of the transaction once the proxy materials are sent out, which we expect to occur in the next four to six weeks. We are very optimistic about the future of the combined company and believe that shareholder value will be significantly enhanced by the completion of this transaction.” said Randy M. Griffin, CEO of Mesa Energy and CEO designate of the combined company.

Full disclosure regarding the Form S-4 Registration Statement filed with the SEC on November 29, 2012 is available for review at www.sec.gov. In addition, a new investor presentation will be available shortly on both Armada Oil’s and Mesa Energy’s websites at http://www.armadaoilinc.com and http://www.mesaenergy.us.

About Mesa Energy Holdings, Inc.

Headquartered in Dallas, TX, Mesa Energy Holdings, Inc. (OTCBB: MSEH) is a growth-oriented Exploration and Production (E&P) company with a definitive focus on growing reserves and net asset value per share, primarily through the acquisition and enhancement of high quality producing properties and the development of highly diversified developmental drilling opportunities. Mesa Energy currently owns producing oil and natural gas properties in Plaquemines and Lafourche Parishes in Louisiana as well as producing and developmental properties in Garfield and Major Counties, OK and Wyoming County, NY.

More information about Mesa Energy may be found at http://www.mesaenergy.us.

About Armada Oil, Inc.

Houston, Texas-based Armada Oil, Inc. (OTCBB: AOIL) is an independent oil and gas company focused on discovering, acquiring and developing multiple objective onshore oil and natural gas resources in prolific and productive geological formations in North America. Armada Oil holds strategic acreage positions in and around the Laramie and Hanna Basins in Southern Wyoming that includes a nearly contiguous 34,000+ acre site near existing infrastructure in the liquids-rich Niobrara formation and a footprint in the Eagle Ford shale play in Texas.

More information about Armada Oil may be found at http://www.armadaoilinc.com.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the proposed Mesa Energy business combination with Armada Oil (the “Proposed Transaction”), including the expected timetable for completing the Proposed Transaction; the potential value created by the Proposed Transaction for Mesa Energy’s and Armada Oil’s stockholders; the potential of the combined companies' resource properties; the respective or combined ability of the companies to raise capital to fund the combined operations and business plan; the listing of Armada’s securities on the NYSE MKT; the management and board of directors of Armada Oil following the consummation of the Proposed Transaction; and any other statements about Mesa Energy’s and Armada’s management teams' future expectations, beliefs, goals, plans or prospects. Those statements and statements made in this release that are not historical in nature, including those related to future synergies, competitive advantages and profitability, constitute forward-looking statements. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and Mesa Energy’s or Armada Oil’s actual results may differ materially from those expressed or implied by such forward-looking statements. These statements are subject to the risks and uncertainties, including: difficulties, delays, unexpected costs or the inability to reach definitive documents with respect to, or consummate, the Proposed Transaction and other transactions referred to in this press release and those described in the documents we file with the U. S. Securities and Exchange Commission, and risks associated with the inherent uncertainty of Mesa Energy’s and Armada Oil’s future financial results, Mesa Energy’s or Armada Oil’s ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to them and to integrate and successfully exploit any resulting acquisitions, the availability and pricing of additional capital to finance their respective operations and leasehold acquisitions, their respective ability to build and maintain successful operations infrastructures, the intensity of competition, changes and volatility in energy prices and general economic conditions, and, Armada Oil’s ability to effect a listing of its securities on the NYSE MKT. All forward-looking statements included in this release are made as of the date of this press release, and neither Mesa Energy nor Armada Oil assumes any obligation to update any such forward-looking statements.

Contact Information:

Mesa Energy Holdings, Inc.

IR@mesaenergy.us

Ph: 972-490-9595